UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2010

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9901 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 394-2100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

ResCare, Inc. held its annual meeting of shareholders on Friday, June 25, 2010.  Matters voted upon were: (1) election of directors and (2) ratification of the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2010.  The final number of votes cast with respect to each matter is set forth below.

(1)           Election of the following nominees to the Company’s Board of Directors as a Class III (3 year term) Director:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Ronald G. Geary	25,202,661	6,405,401	1,265,166

David Braddock	25,195,850	6,412,212	1,265,166

Robert M. LeBlanc was elected as a Class III (3 year term) Director by unanimous written consent of the preferred shareholders of the Company as permitted under the Company’s Articles of Incorporation.

(2)           Ratification of the appointment of KPMG LLP as the independent auditor of the Company for the year ending December 31, 2010.

For:	32,489,056

Against:	379,654

Abstain:	4,518

Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: June 28, 2010	By	/s/ David W. Miles
David W. Miles
Executive Vice President and Chief Financial Officer